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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)   May 17, 2000
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                             Prestige Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)


       Pennsylvania                    33-32692                 25-1785128
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      (State or Other            (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)


   710 Old Clairton Road, Pleasant Hills, PA                       15236
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   (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:    (412) 655-1190
                                                    -----------------------


Reasons for Report:

         Prestige Bancorp, Inc. (the "Company") announces today that it is taking immediate action to comply with an informal supervisory directive issued by the Office of Thrift Supervision (the "OTS") to Prestige Bank, a Federal Savings Bank (the "Bank") during a routine regulatory examination of the Bank. The Company is the parent holding company of the Bank.

         The informal directive was issued May 17, 2000 and is effective as of that date (the "Effective Date") and will among other things, place restrictions on the Bank's growth. Accordingly, during each calendar quarter, the Bank may have an increase in assets in an amount not to exceed net interest credited on deposit liabilities. The Bank may seek modification of this restriction by submission of a written request to the assistant regional director of the OTS. Additionally, the Bank is to limit the extension of loans for a business purpose to those which have been committed to on or before the Effective Date or those which are loans in process. The OTS has also directed the Bank to take actions to review and revise its operational policies and procedures to correct weaknesses in the Bank's commercial lending activities, the asset quality of the commercial loan portfolio, the Bank's loan administration and the Bank's internal review procedures concerning loan classifications for its various loans. In conjunction with the OTS, the Bank is evaluating the level of its loan loss reserves and this review may result in requiring further additions to the loan loss reserves.


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         The Company agrees with the OTS that the foregoing measures will assist the Bank in managing asset quality and interest rate risk. The Company will work closely with the OTS to formalize arrangements concerning the Bank's operations and activities. The Bank is a well capitalized institution and this directive does not result in any interruption of the Bank's day-to-day operations. Management anticipates that compliance with this directive will not alter the Bank's classification as a well capitalized institution.

         The Bank is a federally chartered stock savings bank with its corporate office in Pleasant Hills, Pennsylvania, and branch offices in Mt. Oliver, Pleasant Hills, Bethel Park, Elizabeth and Washington, Pennsylvania. It has been in existence since 1935. The Company's common stock is traded on the over-the-counter market with quotations available through NASDAQ under the symbol "PRBC".

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Date: May 24, 2000
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                                    Registrant: PRESTIGE BANCORP, INC.
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                                    Signature: /s/ John A. Stiver
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                                    Title: President
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